Exhibit 26(f) (i)

Restated Articles of Incorporation and Articles of Re-domestication of TPLIC

Exhibit 26(f)(i)

No. W00522724 Date: 04/02/2007

490 DP-000343528

MONUMENTAL LIFE INSURANCE COMPANY

ACKNOWLEDGEMENT OF DOCUMENT FILED

The Secretary of State acknowledges receipt of the following document:

Articles of Incorporation

The document was filed on March 28, 2007, at 11:22 AM, to be effective as of April 1, 2007, at 12:01 AM.

The amount of $50.00 was received in full payment of the filing fee.

/s/ Michael A. Mauro MICHAEL A. MAURO SECRETARY OF STATE

490 DP-000343528

MONUMENTAL LIFE INSURANCE COMPANY

LU ANN ROBY

4333 EDGEWOOD RD NE

CEDAR RAPIDS, IA 52499

DONNAC

RESTATED ARTICLES OF INCORPORATION AND ARTICLES OF

REDOMESTICATION

OF

MONUMENTAL LIFE INSURANCE COMPANY

Pursuant to Sections 1006 and 1007 of the Iowa Business Corporation Act, the undersigned Corporation adopts the following Restated Articles of Incorporation and Articles of Redomestication:

1.	The name of the Corporation is Monumental Life Insurance Company.

2.	The Restated Articles of Incorporation and Articles of Redomestication adopted are as attached as Exhibit 1.

3.	The date of adoption of the Restated Articles of Incorporation and Articles of Redomestication was March 21, 2007, to be effective April 1, 2007.

4.	The Restated Articles of Incorporation and Articles of Redomestication were approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the number of votes of each voting group indisputably represented is as follows:

DESIGNATION OF GROUP	SHARES OUTSTANDING	VOTES ENTITLED TO BE CAST	VOTES REPRESENTED
Common – Class A	7,444	29,776	29,776
Common – Class B	2,803	2,803	2,803

The Total number of undisputed votes cast for the amendment was:

VOTING GROUP	VOTES FOR
Common – Class A	29,776
Common – Class B	2,803

The number of votes cast for the Restated Articles of Incorporation and Articles of Redomestication by each voting group was sufficient for approval by that voting group.

MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ H. Stacey Boyer
H. Stacey Boyer
Secretary

EXHIBIT 1

RESTATED ARTICLES OF INCORPORATION

AND

ARTICLES OF REDOMESTICATION

OF

MONUMENTAL LIFE INSURANCE COMPANY

PURSUANT TO THE PROVISIONS OF

IOWA CODE CHAPTERS 490 AND 508 (2007)

The undersigned, MONUMENTAL LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of Maryland for the purpose of continuing its existence, without interruption, as a corporation organized under the laws of the State of Iowa, does hereby elect, pursuant to the laws of the State of Iowa (Iowa Code sections 490.902 and 508.12), to become redomesticated as an Iowa Corporation. Upon the taking of effect of these Articles, Monumental Life Insurance Company shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Iowa; and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all certificates of authority, agent appointments, outstanding insurance policies, capital structure, and all chose in actions, shall be and the same are hereby ratified, approved, confirmed and assured to Monumental Life Insurance Company, with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Iowa. Without limitation of the foregoing, Monumental Life Insurance Company’s initial date of authorization as an insurer in Maryland, March 5, 1858, shall be preserved.

For the purpose of setting forth its charter as an Iowa Corporation, Monumental Life Insurance Company hereby adopts the following Restated Articles of Incorporation and Articles of Redomestication:

1

SECTION 1. The name of the corporation shall be Monumental Life Insurance Company and shall have the following purposes and powers:

(a) To issue pension, annuity (including variable annuities and variable life) and endowment contracts and policies of insurance in various forms on life, accident, sickness and disability risks, such as, but not limited to, indemnity for loss of life or limbs, for medical, surgical and hospital expenses and for loss of income, covering an individual or groups of individuals, and to issue other contracts and policies such as, but not limited to, guaranteed investment contracts, funding agreements, and deposit administration contracts; all such policies or contracts to be signed by the Chairman of the Board or President of said Corporation and countersigned by the Secretary thereof.

(b) To hold, invest, reinvest and lend the funds of the Corporation in all permitted types of securities, including but not limited to, the purchase of bonds, notes or other evidences of indebtedness, the purchase of common and preferred stock; the making of loans secured by mortgages or deeds of trust, the purchase of ground rents, the making of policy loans, and deposits in a checking or savings account, under certificates of deposit or any other form in banks, trust companies, or savings and loan associations; and to sell or otherwise dispose of any such investments.

(c) To lease, purchase, hold and convey all real and personal property in any way connected with the conduct of the business.

(d) To borrow or raise money for the use of the Corporation in any manner permitted by law.

(e) To conduct and transact the business of the Corporation.

(f) To maintain offices and agencies in any state, District of Columbia, territory or possession of the United States, or in any foreign country.

(g) To sue and be sued, appear, prosecute and defend to final payment and execution any suits brought by or against the Corporation.

(h) To have a corporate seal and alter the same at any time by direction of the Board of Directors.

The aforegoing enumeration of the purposes, powers and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and the Corporation shall have all the general corporate powers conferred from time to time upon corporations by the laws of the State of Iowa.

SECTION 2. The Corporation shall have not less than five (5) nor more than twelve (12) Directors, who shall act as such until the next annual meeting of stockholders, or until their successors are duly chosen and qualify, which number may be increased or decreased pursuant to the By-Laws of the Corporation.

2

SECTION 3. The total number of shares of stock which the Corporation has authority to issue is Twenty Thousand (20,000) shares represented by Ten Thousand (10,000) shares of Class A Common Stock of the par value of Seven Hundred Fifty Dollars ($750.00) per share, and Ten Thousand (10,000) shares of Class B Common stock of the par value of Seven Hundred Fifty Dollars ($750.00) per share. The aggregate par value of all such shares is Fifteen Million Dollars ($15,000,000.00).

Each outstanding share of Class A Common Stock shall be entitled to four (4) votes upon any matter submitted to a vote at a meeting of stockholders, and shall have equal rights with each other share of Class A Common Stock in respect of dividends, voting and in liquidation.

Each outstanding share of Class B Common Stock shall be entitled to one (1) vote upon any matter submitted to a vote at a meeting of stockholders, and shall have equal rights with each other share of Class B Common Stock in respect of dividends, voting and in liquidation.

Regulatory Approval

So long as the Corporation is subject to registration under Iowa Code Section 521A.4, no annual or cumulative dividend shall be paid by the Corporation to shareholders, nor shall any other distribution be made to shareholders with regard to either class of the Common Stock, without complying with the requirements of Iowa Code Section 521A.5.

SECTION 4. The annual meeting of said Corporation shall be held on the first day of April in each year, or within twenty-nine (29) days thereafter, at Cedar Rapids, Iowa, or in such other place as the Directors may deem more convenient to a majority of the stockholders, at which annual meeting the Directors shall be elected, and public notice shall be given of such meeting by the Secretary as required by law; and, in case of a failure to elect Directors at any meeting, the same may be adjourned from time to time until such election shall be effected or completed.

SECTION 5. The said Directors shall continue in office until the expiration of the terms for which they are respectively elected, and until a new election shall be made, and they shall have the power to fill any vacancy in the Board which may happen by death or otherwise for the remainder of the term of the member of the Board so dying or otherwise causing such vacancy as aforesaid. The rate of premium on all policies of insurance that the Corporation shall issue, and the terms and manner of payment thereof shall be under the supervision and control of the Directors who may exercise such supervision and control through a committee designated by them. The Directors may adopt such By-Laws and other rules and regulations for discharging the various functions and conducting and transacting business and affairs of the Corporation as they shall deem useful and exercise all corporate powers of said Corporation not inconsistent with other provisions of these Articles or the constitution or laws of the State of Iowa.

3

SECTION 6. The Directors shall have power to choose a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as they may deem necessary for the transaction of the business of the Corporation, the Chairman of the Board and the President are to be members of the Board of Directors; they shall prescribe the term of office and duties of said officers, and take such security from them as they may think proper for the faithful discharge of their respective duties; and said Directors shall manage the affairs, funds, property and business of said Corporation, with a majority of the entire Board constituting a quorum for the transaction of business.

SECTION 7. The Directors shall have power by vote of a majority of the Board of Directors to elect an Executive Committee composed of the Chairman of the Board and three or more members of the Board of Directors, an Investment Committee of at least three members who shall be selected from the members of the Board of Directors or officers of the Corporation, and such other committees as may be deemed advisable by the Board; and the Directors shall have power to prescribe the powers and duties of the Executive Committee, the Investment Committee and all other committees by resolution or in the By-Laws of the Corporation.

SECTION 8. The present post office address of the place at which the principal office of the Corporation is located in this State is Cedar Rapids, Iowa 52499. The present Resident Agent of the Corporation is Craig D. Vermie, whose post office address is c/o Monumental Life Insurance Company, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499. Said Resident Agent is a citizen of the State of Iowa and actually resides therein.

SECTION 9. The duration of the Corporation is perpetual.

SECTION 10. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Corporation or the shareholders, (3) a violation of Section 490.833 of the Iowa Business Corporation Act, or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is amended after these Articles become effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Service on the Board of Directors of the Corporation, or as an officer, or employee thereof, or any such service at the request of the Corporation in a like position on behalf of any other corporation, partnership, joint venture, trust, employee benefit plan, or other entity, is deemed by the Corporation to have been undertaken and carried on in reliance by such persons on the full exercise by the Corporation of all powers of indemnification which are granted to it under the Iowa Business Corporation Act as amended from time to time. Accordingly, the Corporation shall exercise all of its permissive powers whenever, as often as necessary and to the fullest extent possible to indemnify such persons. Such indemnification shall be limited or

4

denied only when and to the extent that the Iowa Business Corporation Act or other applicable legal principles limit or deny the Corporation’s authority to so act. This provision and the indemnification provisions of the Iowa Business Corporation Act (to the extent not otherwise governed by controlling precedent) shall be construed liberally in favor of the indemnification of such persons.

IN WITNESS WHEREOF, the undersigned President has executed this instrument and the Secretary of the Company has affixed the corporate seal of the Company hereto and attested said seal of this 26th day of March, 2007.

/s/ Henry G. Hagan
Henry G. Hagan, President

/s/ H. Stacey Boyer
H. Stacey Boyer, Secretary

STATE OF MARYLAND	)
)
CITY OF BALTIMORE	)

The foregoing instrument was acknowledged before me this 26th day of March, 2007 by the President and Secretary respectively of Monumental Life Insurance Company.

Notary Public

My commission expires: October 1, 2007

COMMISSION CERTIFICATE OF APPROVAL

Pursuant to the relevant provisions of the Iowa Code, the undersigned approve the Restated Articles of Incorporation and Articles of Redomestication of Monumental Life Insurance Company (effective April 1, 2007).

SUSAN E. VOSS Iowa Insurance Commissioner		THOMAS J. MILLER Iowa Attorney General

/s/ James N. Armstrong		/s/ Jeanie Kunkle Vaudt
By:	JAMES N. ARMSTRONG	By:	JEANIE KUNKLE VAUDT
	Deputy Insurance Commissioner		Assistant Attorney General

Date: 3-28-07		Date: 3/28/7

FILED IOWA SECRETARY OF STATE 3-28-07 11:22 AM

No. W00923815 Date: 06/16/2014

490 DP-343528

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

ACKNOWLEDGEMENT OF DOCUMENT FILED

The Secretary of State acknowledges receipt of the following document:

Articles of Amendment

The document was filed on Jun 11 2014 1:10PM, to be effective as of Jul 31 2014 12:01 AM.

The amount of $50.00 was received in full payment of the filing fee.

/s/ Matt Schultz MATT SCHULTZ SECRETARY OF STATE

ARTICLES OF AMENDMENT

TO THE RESTATED ARTICLES OF INCORPORATION

AND ARTICLES OF REDOMESTICATION

OF

MONUMENTAL LIFE INSURANCE COMPANY

Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned Corporation adopts the following amendments to the Corporation’s Restated Articles of Incorporation and Articles of Redomestication:

1.	The name of the Corporation is Monumental Life Insurance Company.

2.	The first sentence of Section 1 of the Restated Articles of Incorporation and Articles of Redomestication is amended to read as follows:

“The name of the corporation shall be Transamerica Premier Life Insurance Company and it shall have the following purposes and powers.”

3.	The date of adoption of the amendment was April 7, 2014.

4.	The amendment was approved by the shareholders.

5.	The amendment shall be effective on July 31, 2014.

DESIGNATION OF GROUP	SHARES OUTSTANDING	VOTES ENTITLED TO BE CAST ON AMENDMENT	VOTES REPRESENTED AT MEETING
Class A Common	9,818.93	39,275.72	39,275.72
Class B Common	3,697.27	3,697.27	3,697.27

The total number of undisputed votes cast for the amendment was:

VOTES FOR
42,972.99

The number of votes cast for the amendment was sufficient for approval.

Dated this 12th day of May, 2014.

MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Craig D. Vermie
Craig D. Vermie, Senior Vice President,
Assistant Secretary & General Counsel

ArtAmend-MLIC-Name Change-2014

COMMISSIONER CERTIFICATE OF APPROVAL

Pursuant to the relevant provisions of the Iowa Code, the undersigned approves the Articles of Amendment to the Restated Articles of Incorporation and Articles of Redomestication of Monumental Life Insurance Company. (Effective July 31, 2014)

NICK GERHART Iowa Insurance Commissioner

/s/ James N. Armstrong
JAMES N. ARMSTRONG
Deputy Insurance Commissioner

Date: 6/6/14

Filed by Monumental Life Insurance Company

Attn: Lu Ann Roby

P.O. Box 1447

4333 Edgewood Road NE

Cedar Rapids

FILED IOWA SECRETARY OF STATE
6.11.14 1:10 P